For Immediate Release

FNB United Corp. Announces Full Subscription of

$310 Million Common Stock Private Placement

Completion of Capital Raise Fulfills Key Contingency

for FNB Acquisition of Bank of Granite

Regulatory and Shareholder Approvals Represent

Next Steps in the Merger Process

ASHEBORO, N.C., (August 2, 2011) – FNB United Corp. (Nasdaq: FNBN), parent company of CommunityONE Bank, N.A., today announced that investors have agreed to subscribe for a total of $310 million in company common stock in a private placement, contingent on obtaining shareholder and regulatory approvals and satisfaction of other conditions. Issuance of the common stock at $0.16 per share will complete the recapitalization of FNB United, which is a key contingency in its plan to acquire Bank of Granite Corporation (Nasdaq: GRAN), parent company of Bank of Granite.

The proposed acquisition will unite two 100-year-old institutions, creating a North Carolina community banking organization with approximately $2.8 billion in assets, $2.4 billion in deposits and 63 full-service banking offices located in some of the state’s most robust markets. The transaction remains subject to receipt of regulatory approvals and shareholder approval of both banking companies.

“Completion of the capital raise is a significant event for community banking in North Carolina,” said Brian Simpson, who will serve as CEO of the combined organization. “Two banking companies that have served their communities faithfully for more than 100 years will be revitalized so that the traditions of service to business owners and consumers can continue. We believe this is positive news for each of the communities served by CommunityONE and Bank of Granite and for our entire state.”

The Carlyle Group and Oak Hill Capital Partners are lead investors in the capital raise, each having entered into definitive agreements with FNB United to invest $79 million, each subject to conditions contained in the investment agreements. FNB United has now entered into additional definitive subscription agreements with additional investors providing the investment of the remaining capital of $152 million, subject to conditions contained in the subscription agreements.

Jim Burr, Managing Director of The Carlyle Group, said: “This strong and experienced leadership team is well positioned to address current challenges and build for the future. The revitalization of any bank franchise begins with seasoned leadership, and Brian, Bob and their team have the depth and breadth of experience needed for this opportunity.”

FNB United will be headquartered in Asheboro, N.C. Subject to the satisfaction or waiver of the remaining conditions, the transaction is expected to close in October of 2011. The two bank subsidiaries (CommunityONE and Bank of Granite) will be operated as separate entities for a period of time; it is anticipated that the merged bank will be named CommunityONE Bank, N.A. at a future date to be determined.

“Brian and I have been gratified by the response we have received from the investment community,” said Bob Reid, who will serve as President of the combined banking company. “A great deal of work remains ahead, but with this commitment of capital and the talented teams being put in place at CommunityONE and Bank of Granite, we believe that the resulting institution will be positioned to effectively serve its communities in the future.”

Jim Campbell, Chairman of FNB United, said: “I would like to commend all of our employees for their commitment to customer service as we have navigated through these challenging times. This focus on the customer has been invaluable in assuring that we are well positioned for the revitalization that is planned with our new capital and our new banking partners.”

John Bray, Chairman of Bank of Granite, said: “The success of the capital raise is great news for our customers, our employees and the communities we serve. CommunityONE and Bank of Granite have long traditions of personalized service that is a hallmark of community banking. The addition of capital and the merger of our organizations will ensure that this spirit lives on.”

The Transaction

FNB United Corp. will be operated by new management after the recapitalization and merger, led by Brian Simpson as Chief Executive Officer and Bob Reid as President.

The merger agreement provides that Bank of Granite shareholders will receive 3.375 shares of FNB United Corp.’s common stock in exchange for each share of Bank of Granite common stock they own immediately prior to completion of the merger.

Completion of the merger and the investments are dependent on each other and the satisfactory completion of a number of other conditions, including the exchange of FNB preferred stock held by the U.S. Treasury for FNB common stock on the terms specified in the merger and investment agreements, CommunityONE having repurchased SunTrust’s outstanding debt and preferred stock on the terms specified in the agreements, receipt of regulatory approvals, the approval of the shareholders of both FNB United Corp. and Bank of Granite Corporation, and FNB and Bank of Granite meeting specified financial condition requirements contained in the merger and investment agreements.

Sandler O’Neill & Partners, L.P. and Raymond James & Associates, Inc. are acting as placement agents in connection with the private placement of the FNB United common stock.

About FNB United Corp.

FNB United Corp. is the Asheboro, N.C.-based bank holding company for CommunityONE Bank, N.A. Opened in 1907, CommunityONE Bank operates 45 offices in 38 communities throughout central, southern and western North Carolina, and offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.

About Bank of Granite Corporation

Bank of Granite Corporation is the parent company of Bank of Granite. Founded in 1906, Bank of Granite operates 18 full-service banking offices in seven North Carolina counties – Burke, Caldwell, Catawba, Iredell, Mecklenburg, Watauga and Wilkes.

Cautionary Statement

The issuance of the securities by FNB United pursuant to the investment agreements and the subscription agreements have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This document shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This document contains forward-looking statements concerning FNB United’s plans for raising capital, the conditions necessary for closing on proposed capital investments, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on FNB United’s business and operations and on tourism, the military, and other major industries operating within the North Carolina market in which FNB United does business; the impact of regulatory actions on FNB United and its bank subsidiary, including the Consent Order agreed to by CommunityONE Bank, N.A, with the Office of the Comptroller of the Currency and the Written Agreement agreed to by FNB United with the Federal Reserve Bank of Richmond; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of FNB United’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision. For further information on factors that could cause actual results to materially differ from projections, please see FNB

United’s publicly available Securities and Exchange Commission filings, including FNB United’s Forms 8-K filed on April 27, 2011 and June 16 2011. FNB United does not update any of its forward-looking statements.

Important Information for Investors and Shareholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transactions will be submitted to the stockholders of FNB United and Bank of Granite Corporation. FNB United and Bank of Granite Corporation will file a registration statement on Form S-4, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. FNB United and Bank of Granite Corporation will each provide the final joint proxy statement/prospectus to its respective stockholders. Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about FNB United, Bank of Granite Corporation and the proposed transaction. Investors and security holders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about FNB United and Bank of Granite Corporation free of charge at the SEC’s web site at http://www.sec.gov. In addition, the joint proxy statement/prospectus, and other documents filed with the SEC by FNB United may be obtained free of charge by directing such request to: Investor Relations, FNB United, P O Box 1328, Asheboro, N. C. 27204 or from FNB United’s Investor Relations page on its corporate web site at www.MyYesBank.com, and the joint proxy statement/prospectus and the other documents filed with the SEC by Bank of Granite Corporation may be obtained free of charge by directing such request to www.bankofgranite.com.

FNB United, Bank of Granite Corporation and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the shareholders of FNB United and from the shareholders of Bank of Granite Corporation, respectively. Information about the directors and executive officers of FNB United and Bank of Granite Corporation, respectively, will be set forth in the joint proxy statement/prospectus on Form S-4. Additional information regarding participants in the proxy solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

CONTACT:	Media Contacts:
Mark Brock
704-926-1305
mbrock@wrayward.com

John Mader
704-926-1316
jmader@wrayward.com